UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2024

Addentax Group Corp.

(Exact name of registrant as specified in its charter)

Nevada	001-41478	35-2521028
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Kingkey 100, Block A, Room 4805,

Luohu District, Shenzhen City, China 518000

(Address of principal executive offices)

Registrant’s telephone number, including area code +(86) 755 86961 405

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ATXG	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On November 21, 2024, Addentax Group Corp. (“Addentax”) issued a press release announcing the signing of a memorandum of understanding (the “MOU”) with Shenzhen Yingbin Brand Development Co., Ltd. (“Yingbin Brand”), a brand management group headquartered in Guangdong, China. This MOU establishes the foundation for a nationwide strategic collaboration between the two companies to enhance brand supply chain, product supply chain, and marketing supply chain services in China.

Under the terms of the MOU, Addentax and Yingbin Brand will explore mutually beneficial cooperation opportunities aimed at creating an encompassing supply chain service model. The collaboration seeks to leverage Addentax’s established logistics network and Yingbin Brand’s expertise in brand development and supply chain management.

A copy of the press release is included as Exhibit 99.1 to this report and incorporated by reference herein.

A copy of the MOU dated November 20, 2024, is included as Exhibit 99.2 to this report and incorporated by reference herein.

Item 9.01. Exhibits.

The exhibits filed or furnished with this report are listed in the following Exhibit Index:

Exhibit No.	Description
99.1	Press Release dated November 21, 2024
99.2	Memorandum of Understanding dated November 20, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Addentax Group Corp.

Date: November 21, 2024	By:	/s/ Hong Zhida
Hong Zhida
Chief Executive Officer

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